Exhibit 99
Form Last Updated by the NYSE on July 1, 2013

NYSE REGULATION

Domestic Company Section 303A Annual CEO Certification

As the Chief Executive Officer of Norfolk Southern Corporation (NSC), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE’s corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company’s Domestic Company Section 303A Annual Written Affirmation.

This certification is:

[x]	Without qualification
or
[ ]	With qualification

By:	/s/ James A. Squires
Print Name:	James A. Squires
Title:	President and Chief Executive Officer
Date:	June 10, 2015

Note: THE NYSE WILL NOT ACCEPT IF RETYPED, MODIFIED OR IF ANY TEXT IS DELETED.
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